EXHIBIT 99.1


                                                                 PRESS RELEASE


                  SEACOR SMIT ANNOUNCES FOURTH QUARTER RESULTS


HOUSTON, TEXAS
February 27, 2003

FOR IMMEDIATE RELEASE -- SEACOR SMIT Inc. (NYSE:CKH) announced net earnings for the fourth quarter ended December 31, 2002 of $1,638,000, or $0.08 per diluted share, on operating revenues of $99,708,000. For the twelve months ended December 31, 2002, net earnings were $46,587,000, or $2.28 per diluted share, on operating revenues of $403,158,000. Twelve-month results included an after-tax gain of $12,817,000, or $0.61 per diluted share, resulting from the merger of Chiles Offshore Inc. ("Chiles") and Ensco International Incorporated (the "Chiles Merger") and an extraordinary loss due to debt extinguishment of $1,520,000, or $0.07 per diluted share (the "2002 Extraordinary Loss").

In the quarter ended December 31, 2001, SEACOR earned $18,679,000, or $0.93 per diluted share, on operating revenues of $109,804,000. For the twelve months ended December 31, 2001, net earnings were $70,701,000, or $3.43 per diluted share, on operating revenues of $434,790,000. Twelve-month results included an extraordinary loss due to debt extinguishment of $896,000, or $0.04 per diluted share.

Net earnings in the quarter ended September 30, 2002 were $21,295,000, or $1.02 per diluted share, on operating revenues of $102,137,000. Results for the quarter included the effect of the Chiles Merger and 2002 Extraordinary Loss.

The financial results for the quarter as compared to the prior quarter were impacted by a variety of factors highlighted below and described in greater detail in subsequent paragraphs and tables in this release:

o Changes in fleet size and composition: Due to net vessel dispositions, particularly those in the international fleet, there were 202 fewer available revenue earning boat days during the quarter. This impacted revenues by approximately $2.2 million.

o Declines in fleet utilization: Lower utilization, particularly for North Sea anchor handling towing supply vessels and utility boats in the Gulf of Mexico, accounted for approximately $1.6 million less revenue. Utilization and day rate tables are included in this press release.

o Decrease in arrangement fees: In the prior quarter, the Company earned a $0.8 million arrangement fee for services performed in obtaining certain financing for Chiles. There were no similar fees during the current quarter.

o Increased marine operating expenses: Higher running costs, primarily engine and hull repairs, offset by lower statutory drydock expense, exceeded the prior quarter by $2.5 million.

o Increased overhead expense: General and administrative expenses exceeded the previous quarter by $1.2 million, largely due to the cost of providing employee severance benefits.

o Increased net interest expense: The "negative spread" associated with carrying additional cash raised by the sale of 10 year notes with a 5 7/8% coupon was approximately $2.3 million.

o Inland river business: The Company took delivery of 34 new inland river hopper barges in the current quarter. Operating revenue and operating income increased $1.9 million and $0.7 million, respectively.

o Environmental services: Reduced retainer revenue and less spill response activity contributed to a $0.3 million decline in operating income.

Overall operating revenues decreased $2,429,000 from the third quarter. Results of the offshore marine business segment declined approximately $2,800,000. The effect of net vessel dispositions, as previously detailed, was the biggest factor impacting operating revenues. Utilization of the offshore marine fleet was 76.8% in the fourth quarter as compared to 77.7% in the prior quarter. Utilization declined throughout the last three months of the year. Forty-seven vessels, primarily U.S.-operated utility and crew, were out of service due to market conditions at the end of the year.

During the current quarter, the Company took delivery of 4 new mini-supply and 1 new towing supply vessel, and 2 additional vessels were bareboat chartered-in. Six vessels were sold, one of which was leased-back. Due to the timing of the vessel additions and sales, as noted above, there were 202 fewer "available vessel days." The impact on revenue was even greater as the equipment sold were international towing supply/anchor handling towing supply vessels.

Operating income declined $6,282,000 from the third quarter of 2002 due to the combination of lower operating revenues and higher operating and general and administrative expenses as detailed above.

Net interest expense rose $1,482,000 between quarters due to an increase in outstanding indebtedness. On September 27, 2002, the Company completed the sale of $200,000,000 aggregate principal amount of 5 7/8% Senior Notes due October 1, 2012 (the "5 7/8% Senior Notes").

Income from equipment sales increased $756,000 from the third quarter of 2002. The sale of six vessels in the quarter contributed $2,088,000 to income. The Company also recognized income from a sale completed in a prior quarter to a joint venture whose recognition was deferred based on the Company having financed the sale. That sale was re-financed with a lending institution. The previous quarter's results included a write-down of the carrying value of equipment associated with a cancelled offshore vessel construction contract.

Derivative losses during the fourth quarter were approximately $2,424,000, $827,000 less than in the prior quarter. These losses were incurred in connection with a transaction that hedged the Company's share ownership position in Ensco International Incorporated, which position was obtained as a result of the Chiles Merger. In the prior quarter, the Company had derivative losses associated with interest rate swap agreements entered into in anticipation of the placement of its 5 7/8% Senior Notes.

Other income decreased approximately $4,100,000. The decrease included $2,860,000 less gains from the sale of marketable securities than in the third quarter. Foreign currency accounting gains were also lower between periods.

Equity interest in the earnings of 50% or less owned companies decreased $1,073,000 between quarters. Offshore marine joint venture earnings were lower due primarily to lower profits of the Company's Mexican operations. Prior quarter results included a write-down in the carrying value of the Company's investment in Strategic Software Ltd. The Company's fourth quarter equity interest in the net losses of Globe Wireless, L.L.C., a marine telecommunications investment, was $370,000, or $0.02 per diluted share.

The Company, which had previously acquired a 20% interest in Tex-Air Helicopters, Inc. ("Tex-Air"), acquired the balance of Tex-Air's equity on December 31, 2002. A total of approximately $3,000,000 of consideration was paid for Tex-Air, including approximately $2,800,000 in the form of SEACOR common stock. Tex-Air operates a fleet of 36 helicopters serving the offshore oil and gas industry in the U.S. Gulf of Mexico.

At December 31, 2002, cash and cash equivalents, marketable securities and construction reserve funds totaled $525,931,000.

In February 2003, cash proceeds from the sale of two North Sea anchor handling towing supply vessels totaled $51,500,000. Also in February, the Company redeemed $35,317,000 of its 5 3/8% Convertible Subordinated Notes due 2006 for $35,949,000. The redemption, which involved the payment of a small premium to principal amount, retired the issue. The write-off of related unamortized deferred financing cost and the recognition of premium expense will result in an after-tax charge of $731,000, or $0.03 per diluted share. Following the completion of these two transactions, the Company's cash and cash equivalents, marketable securities and construction reserve funds totaled approximately $544,000,000.

As of December 31, 2002, the Company had on order 4 platform supply vessels under construction in the Gulf of Mexico. One of these vessels is committed for sale. Delivery of these vessels commences in May 2003 and is spread over the next 11 months. The Company has on order 6 crew boats that will be delivered over the next 7 months. The Company also has contracts to acquire or bareboat 2 towing supply vessels under construction in Asia. The inland river division of the Company has contracts to acquire 61 barges. The aggregate cost of the Company's firm commitments for new construction is $108,300,000, of which $25,000,000 had been expended as of the end of 2002.

SEACOR and its subsidiaries are primarily engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities include environmental services, inland river operations, and helicopter transportation services to the oil and gas industry mainly in the U.S. Gulf of Mexico.

This release includes "forward-looking statements" as described in the Private Securities Litigation Reform Act of 1995. Statements herein that describe the Company's business strategy, industry outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements, including risks associated with the level of oil and natural gas exploration, the availability of competitive vessels, and the level of oil and natural gas prices. Forward-looking statements included in this release speak only as of the date of this release and SEACOR disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in
Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR's website at www.seacorsmit.com.











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
                        SEACOR SMIT INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT SHARE DATA, UNAUDITED)

                                                                         Three Months Ended                 Twelve Months Ended
                                                                             December 31,                       December 31,
                                                                     ----------------------------       ---------------------------
                                                                          2002           2001               2002           2001
                                                                     -------------  -------------       ------------   ------------
Operating Revenues..................................................$    99,708    $   109,804         $   403,158    $   434,790
                                                                     -------------  -------------       ------------   ------------
Costs and Expenses:
   Operating expenses...............................................     67,306         58,348             249,892        234,551
   Administrative and general.......................................     14,668         13,186              53,265         49,980
   Depreciation and amortization....................................     13,991         16,058              56,244         58,324
                                                                     -------------  -------------       ------------   ------------
                                                                         95,965         87,592             359,401        342,855
                                                                     -------------  -------------       ------------   ------------
Operating Income....................................................      3,743         22,212              43,757         91,935
                                                                     -------------  -------------       ------------   ------------
Other Income (Expense):
   Interest on debt.................................................     (5,764)        (5,205)            (17,064)       (21,998)
   Interest income..................................................      2,821          2,636               8,833         13,546
   Income from equipment sales or retirements, net..................      3,077          1,038               8,635          9,030
   Gain from Chiles Merger..........................................          -              -              19,719              -
   Derivative income (loss), net....................................     (2,424)         2,165              (5,043)         4,127
   Other, net.......................................................      1,486          4,411               9,643          7,081
                                                                     -------------  -------------       ------------   ------------
                                                                           (804)         5,045              24,723         11,786
                                                                     -------------  -------------       ------------   ------------
Income Before Income Taxes, Minority Interest, Equity in
   Earnings of 50% or Less Owned Companies and Extraordinary
   Item.............................................................      2,939         27,257              68,480        103,721
Income Tax Expense..................................................      1,266          9,172              23,852         36,058
                                                                     -------------  -------------       ------------   ------------
Income Before Minority Interest, Equity in Earnings of 50%
   or Less Owned Companies and Extraordinary Item...................      1,673         18,085              44,628         67,663
Minority Interest in Income of Subsidiaries.........................        (32)          (116)               (226)          (372)
Equity in Earnings of 50% or Less Owned Companies, net..............        (3)            710               3,705          4,306
                                                                     -------------  -------------       ------------   ------------
Income Before Extraordinary Item....................................      1,638         18,679              48,107         71,597
Extraordinary Item - Loss on Debt Extinguishment, net of tax........          -              -              (1,520)          (896)
                                                                     -------------  -------------       ------------   ------------
Net Income..........................................................$     1,638    $    18,679         $    46,587    $    70,701
                                                                     =============  =============       ============   ============
Basic Earnings Per Common Share:
   Income before extraordinary item.................................$      0.08    $      0.93         $      2.41    $      3.68
   Extraordinary item...............................................          -              -               (0.08)         (0.05)
                                                                     -------------  -------------       ------------   ------------
      Net income....................................................$      0.08    $      0.93         $      2.33    $      3.63
                                                                     =============  =============       ============   ============
Diluted Earnings Per Common Share(1):
   Income before extraordinary item.................................$      0.08    $      0.93         $      2.35    $      3.47
   Extraordinary item...............................................          -              -               (0.07)         (0.04)
                                                                     -------------  -------------       ------------   ------------
      Net income....................................................$      0.08    $      0.93         $      2.28    $      3.43
                                                                     =============  =============       ============   ============
Weighted Average Common Shares:
   Basic(2)......................................................... 19,823,095     19,995,193            19,997,625     19,490,115
   Diluted  ........................................................ 20,032,229     21,284,236            21,057,877     21,335,182
EBITDA (3)..........................................................$    17,738    $    40,014         $     102,951  $     156,034


-----------------

(1) The assumed conversion of the Company's convertible notes into shares of common stock has been excluded from the computation of diluted earnings per share in the three month period ended December 31, 2002 as the effect was antidilutive. In this same period, such shares were also excluded from the calculation of diluted weighted average common shares outstanding. Diluted earnings per common share for the three month period ended December 31, 2001 were equivalent to basic earnings due to a benefit of $789,000, or $0.04 per diluted share, related to the Company's participation in an equity forward contract associated with its redemption of $10,000,000 of its 5 3/8% Convertible Subordinated Notes in the second quarter.

(2) Total common shares outstanding were 19,921,092 and 20,083,670 on December 31, 2002 and 2001, respectively.

(3) As used herein, "EBITDA" is operating income plus depreciation and amortization, minority interest in (income) loss of subsidiaries and equity in net earnings of 50% or less owned companies, before applicable income taxes. EBITDA should not be considered by an investor as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a better measure of liquidity.

                        SEACOR SMIT INC. AND SUBSIDIARIES
                                 SEGMENT RESULTS
                            (IN THOUSANDS, UNAUDITED)

                                                      Three Months Ended                        Twelve Months Ended
                                                         December 31,                              December 31,
                                               ---------------------------------         ----------------------------------
                                                   2002               2001                    2002               2001
                                               --------------     --------------         ---------------    ---------------
OPERATING REVENUES:
    Offshore Marine........................$       89,382     $      100,364         $      367,969      $     399,123
    Other(1)...............................        10,393              9,587                 35,456             36,445
    Intersegment...........................           (67)              (147)                  (267)              (778)
                                               --------------     --------------         ---------------    ---------------
      Total................................$       99,708     $      109,804         $      403,158      $     434,790
                                               ==============     ==============         ===============    ===============
OPERATING MARGIN(2):
    Offshore Marine........................$       27,127     $       46,363         $      134,483      $     182,270
    Other(1)...............................         5,275              5,093                 18,783             17,969
                                               --------------     --------------         ---------------    ---------------
      Total................................$       32,402     $       51,456         $      153,266      $     200,239
                                               ==============     ==============         ===============    ===============

--------------------

(1)   Other includes the Company's environmental and inland river businesses.

(2) Operating margin is defined as operating revenues less direct vessel operating expenses. Administrative and general and depreciation and amortization expenses are excluded.



                  OFFSHORE MARINE FLEET - OPERATING STATISTICS

                                                       Three Months Ended                        Twelve Months Ended
                                                          December 31,                              December 31,
                                                ---------------------------------         ----------------------------------
                                                    2002               2001                    2002               2001
                                                --------------     --------------         ---------------    ---------------
RATES PER DAY WORKED - WORLDWIDE ($):
   Supply and Towing Supply.....................     7,834              8,073                  7,985              7,771
   Anchor Handling Towing Supply...............     14,109             12,601                 13,067             13,548
   Crew.........................................     3,148              3,415                  3,216              3,313
   Standby Safety ..............................     6,288              5,656                  5,935              5,448
   Utility and Line Handling....................     1,762              1,916                  1,755              1,895
   Mini-Supply..................................     2,983              3,025                  2,854              3,071
   Geophysical, Freight and Other(1)............         -              5,380                      -              5,406
OVERALL UTILIZATION - WORLDWIDE (%)(2):
   Supply and Towing Supply.....................      85.7               87.3                   88.1               88.8
   Anchor Handling Towing Supply................      73.1               90.1                   78.2               84.6
   Crew.........................................      78.3               85.9                   80.3               93.4
   Standby Safety...............................      88.5               85.3                   87.4               87.3
   Utility and Line Handling....................      58.0               55.4                   60.6               56.1
   Mini-Supply..................................      86.2               86.0                   86.9               91.7
   Geophysical, Freight and Other(1)............         -               43.5                      -               51.8
       Overall Fleet............................      76.8               78.5                   78.5               81.1
FLEET COMPOSITION AT PERIOD END(2):
   Supply and Towing Supply........................................................               71                 79
   Anchor Handling Towing Supply...................................................               28                 31
   Crew............................................................................               96                 91
   Standby Safety..................................................................               26                 30
   Utility and Line Handling.......................................................               45                 65
   Mini-Supply.....................................................................               33                 26
   Geophysical, Freight and Other(1)...............................................                2                  3
                                                                                          ---------------    ---------------
       Total Offshore Marine Fleet.................................................              301                325
                                                                                          ===============    ===============

--------------------

(1) In 2002, the Company directly owned one of the vessels in this class and it did not operate in these periods.

(2)   Statistics exclude vessels retired from service in the applicable periods.

                        SEACOR SMIT INC. AND SUBSIDIARIES
                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA
          (IN THOUSANDS, EXCEPT SHARE AND OPERATIONAL DATA, UNAUDITED)

                                                                                    Quarter Ended
                                                    -------------------------------------------------------------------------------
                                                    Dec. 31, 2002   Sept. 30, 2002  June 30, 2002    Mar. 31, 2002   Dec. 31, 2001
                                                    --------------  --------------  --------------   --------------  --------------
Operating Revenues.................................$      99,708   $     102,137   $      97,670    $     103,643   $     109,804
Operating Expenses.................................       67,306          64,297          61,133           57,156          58,348
Administrative and General.........................       14,668          13,434          12,803           12,360          13,186
Depreciation and Amortization......................       13,991          14,381          13,996           13,876          16,058
                                                    --------------  --------------  --------------   --------------  --------------
Operating Income...................................        3,743          10,025           9,738           20,251          22,212
Net Interest Expense...............................       (2,943)         (1,460)         (1,694)          (2,134)         (2,569)
Income from Equipment Sales, net...................        3,077           2,321             938            2,299           1,038
Gain from Chiles Merger............................            -          19,719               -                -               -
Derivative Income (Loss), net......................       (2,424)         (3,251)          1,404             (772)          2,165
Other, net.........................................        1,486           5,584           6,898           (4,325)          4,411
                                                    --------------  --------------  --------------   --------------  --------------
Income Before Income Taxes, Minority Interest
and Equity Earnings................................        2,939          32,938          17,284           15,319          27,257
Income Tax Expense.................................        1,266          11,187           6,156            5,243           9,172
                                                    --------------  --------------  --------------   --------------  --------------
Income Before Minority Interest and Equity
Earnings...........................................        1,673          21,751          11,128           10,076          18,085
Minority Interest..................................          (32)             (6)            (95)             (93)           (116)
Equity Earnings....................................           (3)          1,070           1,215            1,423             710
                                                    --------------  --------------  --------------   --------------  --------------
Income Before Extraordinary Item...................        1,638          22,815          12,248           11,406          18,679
Extraordinary Item.................................            -          (1,520)              -                -               -
                                                    --------------  --------------  --------------   --------------  --------------
Net Income.........................................$       1,638   $      21,295   $      12,248    $      11,406   $      18,679
                                                    ==============  ==============  ==============   ==============  ==============

WEIGHTED AVERAGE COMMON SHARES(1):
   Basic...........................................   19,823,095      20,051,743      20,078,231       20,039,130      19,995,193
   Diluted.........................................   20,032,229      21,186,390      21,393,472       21,350,345      21,284,236
DILUTED EARNINGS PER COMMON SHARE
   BEFORE EXTRAORDINARY ITEM(1)....................$        0.08   $        1.09   $        0.59    $        0.55   $        0.93
EBITDA.............................................$      17,738   $      25,165   $      24,459    $      35,589   $      40,014
BALANCE SHEET:
   Cash and Construction Reserve Funds.............$     437,307   $     475,829   $     237,060    $     242,055   $     235,684
   Marketable Securities...........................       88,624          61,121          23,261           22,250          22,371
   Total Assets....................................    1,487,107       1,467,396       1,293,455        1,283,952       1,298,138
   Total Long-term Debt............................      402,118         401,347         257,383          256,572         256,741
   Stockholders' Equity............................      804,951         804,227         784,127          765,979         743,698
RATES PER DAY WORKED - WORLDWIDE ($):
   Supply and Towing Supply........................        7,834           8,153           7,964            7,986           8,073
   Anchor Handling Towing Supply...................       14,109          13,144          12,103           13,108          12,601
   Crew............................................        3,148           3,200           3,224            3,293           3,415
   Standby Safety..................................        6,288           6,268           5,726            5,404           5,656
   Utility.........................................        1,762           1,761           1,744            1,753           1,916
   Mini-Supply.....................................        2,983           2,918           2,749            2,737           3,025
   Geophysical, Freight and Other (2)..............            -               -               -                -           5,380
OVERALL UTILIZATION - WORLDWIDE (%)(3):
   Supply and Towing Supply........................         85.7            88.9            89.0             88.8            87.3
   Anchor Handling Towing Supply...................         73.1            72.9            79.1             87.2            90.1
   Crew............................................         78.3            76.3            81.8             85.4            85.9
   Standby Safety..................................         88.5            88.2            84.8             88.0            85.3
   Utility.........................................         58.0            62.4            62.3             59.6            55.4
   Mini-Supply.....................................         86.2            90.0            85.9             85.4            86.0
   Geophysical, Freight and Other (2)..............            -               -               -                -            43.5
      Overall Offshore Marine Fleet................         76.8            77.7            79.1             80.6            78.5
FLEET COMPOSITION AT PERIOD END(3):
   Supply and Towing Supply........................           71              69              74               77              79
   Anchor Handling Towing Supply...................           28              30              32               34              31
   Crew............................................           96              95              95               95              91
   Standby Safety..................................           26              28              28               31              30
   Utility.........................................           45              48              48               49              65
   Mini-Supply.....................................           33              28              26               26              26
   Geophysical, Freight and Other(2)...............            2               2               3                3               3
                                                    --------------  --------------  --------------   --------------  --------------
       Total Offshore Marine Fleet.................          301             300             306              315             325
                                                    ==============  ==============  ==============   ==============  ==============


(1) The assumed conversion of the Company's convertible notes into shares of common stock has been excluded from the computation of diluted earnings per share in the three month period ended December 31, 2002 as the effect was antidilutive. In this same period, such shares were also excluded from the calculation of diluted weighted average common shares outstanding.

(2) In 2002, the Company directly owned one of the vessels in this class and it did not operate in these periods.

(3)   Statistics exclude vessels retired from service in the applicable periods.